UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Exela Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD May 4, 2023
The Special Meeting of Stockholders (the “Special Meeting”) of Exela Technologies, Inc. (“Exela” or the “Company”) will be conducted virtually at www.virtualshareholdermeeting.com/XELA2023SM at 9:00 a.m., Central Time, on Tuesday, May 4, 2023, and at any adjournment thereof, for the purpose of considering and voting upon the following proposals:
1.
To adopt an amendment to Exela’s certificate of incorporation to effect a reverse split of Exela’s outstanding common stock at a ratio in the range of 1-for-100 to 1-for-200, to be determined at the discretion of Exela’s Board of Directors and publicly announced during 2023, whereby each outstanding 100 to 200 shares would be combined, converted and changed into 1 share of Exela’s common stock.

2.
To approve one or more adjournments of the Special Meeting, if necessary or appropriate, if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve Proposal 1.

3.
To transact such other business as may properly come before the meeting or any adjournment thereof.

The meeting may be adjourned from time to time as described in the accompanying Proxy Statement and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to the shareholders, unless required by applicable law or the bylaws of the Company.
The Board of Directors has fixed the close of business on March 8, 2023 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Special Meeting. The Board of Directors unanimously recommends that stockholders vote their shares in favor of Proposal 1 and Proposal 2.
This Notice and accompanying Proxy Statement and proxy or voting instruction card will be first mailed to you and to other stockholders of record commencing on or about March 21, 2023. All stockholders are cordially invited to attend the Special Meeting. The Special Meeting will be held in a virtual meeting format only and you will not be able to attend in person. Whether or not you plan to attend the Special Meeting virtually, I hope that you will vote as soon as possible. Please review the instructions on the proxy or voting instruction card regarding your voting options.
If you have any questions regarding the accompanying proxy statement or how to vote your shares, you may contact Morrow Sodali LLC, our proxy solicitor, at (toll-free) (800) 662-5200 or (collect) (203) 658-9400 or email: XELA@info.morrowsodali.com.
By Order of the Board of Directors
Par Chadha
Executive Chairman

i

Exela Technologies, Inc.
2701 E. Grauwyler Road
Irving, Texas 75061
PROXY STATEMENT
Questions and Answers About the Special Meeting and Voting
Why did I receive this proxy statement?
We have sent you this Notice of Special Meeting and Proxy Statement and proxy or voting instruction card because the Board of Directors (the “Board of Directors” or the “Board”) of Exela Technologies, Inc. (“Exela” or the “Company,” “we” and “us”) is soliciting your proxy to vote at our Special Meeting of Stockholders on May 4, 2023 (the “Special Meeting”) to be held in a virtual online format at www.virtualshareholdermeeting.com/XELA2023SM. This Proxy Statement contains information about the items being voted on at the Special Meeting and information about us.
Who is entitled to vote?
You may vote on each matter properly submitted for stockholder action at the Special Meeting if you were the record holder of our common stock, par value $0.0001 per share (“Common Stock”), or the record holder of our Tandem Preferred Stock, par value $0.0001 per share (the “Tandem Preferred Stock”), which trades with our 6.00% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”) and entitles the holder thereof to one vote per share, as of the close of business on March 8, 2023. Additionally, record holders of our Special Voting Preferred Stock, par value $0.0001 per share (the “Special Voting Stock”), as of the close of business on March 8, 2023 may vote on Proposal 1. On March 8, 2023, there were 1,159,583,529 shares of our Common Stock, 3,029,900 shares of our Tandem Preferred Stock, and 1,000,000 shares of our Special Voting Stock outstanding and entitled to vote at the Special Meeting.
How many votes do I have?
Common Shares.   Each share of our Common Stock that you own entitles you to one vote on each matter properly submitted for stockholder action at the Special Meeting.
Tandem Preferred Stock.   Each share of our Tandem Preferred Stock that you own entitles you to one vote on each matter properly submitted for stockholder action at the Special Meeting.
Special Voting Stock.   The holder of record of our Special Voting Stock has the right to vote only on Proposal 1, and is entitled to 75,000 votes per share of Special Voting Stock outstanding as of March 8, 2023. The Special Voting Stock will vote with the holders of Common Stock and Tandem Preferred Stock on Proposal 1 as a single class.
The holder of the Special Voting Stock, GP-HGM LLC, has entered into a voting agreement, providing that it will vote all shares of Special Voting Stock on Proposal 1 in the same proportion as the votes cast on Proposal 1 by the holders of Common Stock and Tandem Preferred Stock (excluding abstentions and, if applicable, broker non-votes). By way of example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock attend the meeting and, of that 40%, holders of 80% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of Proposal 1, and holders of 20% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote against Proposal 1, then the holder of the Special Voting Stock will cause 80% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Proposal 1 and 20% of the voting power of the outstanding shares of Special Voting Stock to be voted against Proposal 1.
What am I voting on?
You will be voting on the following:
Proposal 1:   To adopt an amendment to Exela’s certificate of incorporation to effect a reverse stock split of Exela’s outstanding common stock at a ratio in the range of 1-for-100 to 1-for-200, to be determined at the discretion of Exela’s Board of Directors and publicly announced during 2023, whereby each outstanding 100 to 200 shares would be combined, converted and changed into 1 share of our common stock (the “Reverse Stock Split”); and
Proposal 2:   To approve one or more adjournments of the Special Meeting, if necessary or appropriate, if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Reverse Stock Split (the “Adjournment Proposal”).
What is the purpose of the Special Voting Stock?
Nasdaq has notified us that we are not in compliance with the $1 minimum bid price requirement for our Common Stock. The Board of Directors has proposed the Reverse Stock Split with the primary intent of increasing the price of our Common Stock in order to meet that requirement. In order for the Reverse Stock Split Proposal to be adopted, it must be approved by the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote thereon.
The Board of Directors believes that the delisting of the Common Stock from The Nasdaq Capital Market would likely have a material adverse effect on the liquidity of the market for the Common Stock and the price at which the Common Stock would trade. The Board of Directors is concerned that while the holders of Exela’s Common Stock and Tandem Preferred Stock may favor the Reverse Stock Split, Exela will not be able to obtain the vote of the holders of a majority in voting power of the outstanding Common Stock and Tandem Preferred Stock, voting together as a single class, in favor of Proposal 1. This concern is based on the widely dispersed stock holdings of Exela’s stockholders (as of March 7, 2023 there were over 100,000 positions in our Common Stock), the advice of Exela’s advisors and Exela’s past meetings of stockholders.
Exela created the Special Voting Stock and entered into the voting agreement with the holder thereof, GP‑HGM LLC, for the sole purpose of ensuring that if holders of a majority in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock attending the Special Meeting vote in favor of Proposal 1 (the Reverse Stock Split Proposal), that the Reverse Stock Split Proposal will be approved under Delaware law, enabling Exela to effectuate the Reverse Stock Split. The Special Voting Stock will not otherwise affect the ownership of, and voting rights in, Exela, and will be redeemed following the Special Meeting.
How do I vote?
If you are a holder of record of Exela’s common stock as of March 8, 2023, you may vote online at the Special Meeting or by submitting a proxy for the Special Meeting. Whether or not you plan to attend the Special Meeting online, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the Special Meeting and vote online if you have already voted by proxy.
If your Exela shares are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting online. However, since you are not the shareholder of record, you may not vote your shares online at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?
Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If no direction is indicated, your shares will be voted “FOR” Proposal 1 and Proposal 2.

May I change my vote after I return my proxy or voting instruction card?
You may change your vote at any time before your shares are voted at the Special Meeting in one of three ways:
•
Notify our Corporate Secretary in writing before the Special Meeting that you are revoking your proxy;

•
Submit another proxy by mail, telephone or the Internet (or voting instruction card if you hold your shares in street name) with a later date; or

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Vote virtually at the Special Meeting.

What does it mean if I receive more than one proxy or voting instruction card?
It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares.
What constitutes a quorum?
The holders of both (a) one-third of the voting power of the outstanding Common Stock and the Series B Preferred Stock (voting through the Tandem Preferred Stock) entitled to vote at the Special Meeting, present in person or represented by proxy at the Special Meeting and (b) one-third of the voting power of the outstanding capital stock of the Company entitled to vote at the Special Meeting, present in person or represented by proxy at the Special Meeting, shall constitute a quorum for the transaction of business at the Special Meeting. Abstentions and “broker non-votes” are counted as shares “present” at the meeting for purposes of determining whether a quorum exists. A “broker non-vote” occurs when shares held of record by a bank, broker or other holder of record for a beneficial owner are deemed present at the meeting for purposes of a quorum but are not voted on a particular proposal because that record holder does not have discretionary voting power for that particular matter under applicable rules and has not received voting instructions from the beneficial owner. However, because Proposals 1 and 2 are considered routine matters, we do not anticipate any broker non-votes being present for purposes of establishing quorum, as further described below.
If a quorum is not present, the Special Meeting may be adjourned for such periods as the presiding officer of the meeting shall direct in accordance with the bylaws of the Company.
What vote is required in order to approve Proposals 1 and 2?
Proposal 1 (Reverse Stock Split):   This proposal requires the affirmative vote of holders of a majority in voting power of the outstanding shares of Common Stock, Tandem Preferred Stock, and Special Voting Stock at the close of business on March 8, 2023 (the “Record Date”) entitled to vote thereon, voting together as a single class. The holders of Common Stock have the right to cast one (1) vote per share of Common Stock on this proposal. The holders of Tandem Preferred Stock have the right to cast one (1) vote per share on this proposal. The holder of the Special Voting Stock has the right to cast 75,000 votes per share of Special Voting Stock on this proposal. The holder of the Special Voting Stock, GP-HGM LLC, has entered into a voting agreement, providing that it will vote all shares of Special Voting Stock on Proposal 1 (the Reverse Stock Split Proposal) in the same proportion as the votes cast on Proposal 1 (the Reverse Stock Split Proposal) by the holders of Common Stock and Tandem Preferred Stock (excluding abstentions and, if applicable, broker non-votes). By way of example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock, voting together as a single class, attend the meeting and, of that 40%, holders of 80% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of Proposal 1, and holders of 20% in voting power of the shares of Common Stock and Tandem Preferred Stock, voting together as a single class, present vote against Proposal 1, then the holder of the Special Voting Stock will cause 80% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Proposal 1 and 20% of the voting power of the outstanding shares of the Special Voting Stock to be voted against Proposal 1. The Special Voting Stock and the related voting agreement mean that the Reverse Stock Split Proposal could be approved if a majority in voting power of the shares of Common Stock and Tandem Preferred Stock, voting together as a single class, voting at the Special

Meeting vote in favor of the Reverse Stock Split Proposal, even if less than a majority in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock, voting together as a single class, vote in favor of the Reverse Stock Split Proposal. Because the affirmative vote of holders of a majority of the voting power of the outstanding shares of Common Stock, Tandem Preferred Stock and Special Voting Stock entitled to vote thereon, voting together as a single class, is required for this proposal, abstentions will have the same effect as votes against this proposal. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares.
Proposal 2 (Adjournment):   requires the affirmative vote at the Special Meeting of the holders of a majority in voting power of the shares of our Common Stock and Tandem Preferred Stock, represented in person or by proxy and entitled to vote thereat. Abstentions will have the effect of votes against the proposal. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares.
May my broker vote my shares?
Brokers holding shares of record in “street name” for a client have the discretionary authority to vote on certain matters if they do not receive instructions from the client regarding how the client wants the shares voted in the time period specified in the proxy statement. There are also some matters with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the client, those matters include a list specified list of matters in the applicable rules and contested matters.
The proposal to approve the amendment to Exela’s certificate of incorporation to effect the Reverse Stock Split (Proposal 1) and the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, if a quorum is present, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1, Exela believes, are matters upon which brokers will be permitted to vote in their discretion on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Special Meeting.
How will voting on any other business be conducted?
We do not know of any business or proposals to be considered at the Special Meeting other than those set forth in this Proxy Statement. In accordance with our Bylaws, no business (other than Proposal 1 and Proposal 2) may be brought before the Special Meeting, or any adjournment or postponement thereof, unless such business is brought by or at the direction of the Board or a committee of the Board. If any other business is properly presented at the Special Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter in their sole discretion.
Who will count the votes?
A representative of Broadridge will act as the inspector of election and will tabulate the votes.
How can I find out the results of voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days after the conclusion of the Special Meeting. If final voting results are not available to us in time to file the Form 8-K on or before the fourth business day following the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Whom should I contact with other questions?
If you have additional questions about this proxy statement or the Special Meeting, or if you would like additional copies of this proxy statement, please contact: Morrow Sodali LLC, our proxy solicitor, at (toll-free) (800) 662-5200 or (collect) (203) 658-9400 or email: XELA@info.morrowsodali.com.

How do I attend the Special Meeting?
To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/XELA2023SM you must have your control number available and follow the instructions found on your proxy card or voting instruction form. Only record holders of common stock may vote during the Special Meeting by following the instructions available on the Special Meeting website during the Special Meeting. Please allow sufficient time before the Special Meeting to complete the online check-in process. Your vote is very important.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on May 4, 2023
This Proxy Statement, a form of proxy and Exela’s most recently published Annual Report on Form 10-K are available at: www.exelatech.com.

PROPOSAL 1 — APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT
At the Special Meeting, stockholders will be asked to adopt an amendment to our certificate of incorporation (“COI”) to effect a reverse stock split of our issued and outstanding Common Stock by a numerical ratio of not less than 1-for-100 and not more than 1-for-200, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the board of directors and publicly announced by Exela during 2023, following approval at the Special Meeting (the “Reverse Stock Split”); however, it is expected that such determination and announcement shall promptly follow the Special Meeting to align with the timing of our requested exception from Nasdaq, as discussed further below. The proposed amendment to the COI reflecting the Reverse Stock Split is included in Annex A to this Proxy Statement. By approving this proposal, stockholders would give the board of directors the authority, but not the obligation, to effect the Reverse Stock Split and full discretion to approve the ratio at which shares of Common Stock will be reclassified, from and including a ratio of 1-for-100 and up to and including a ratio of 1-for-200. The ratio (if any) selected by the board of directors for the Reverse Stock Split would be publicly disclosed by Exela to the stockholders during 2023, following approval at the Special Meeting.
We are requesting stockholder approval to effect the Reverse Stock Split at a ratio of not less than 1-for-100 and not more than 1-for-200, with the exact ratio determined by the board of directors and publicly announced by Exela during 2023, following approval at the Special Meeting, to provide the board of directors with the flexibility to determine the appropriate ratio for the Reverse Stock Split based upon our financial results, long-term outlook, corporate strategy, market factors and our perception in the market. However, the board of directors reserves the right to elect not to proceed with the Reverse Stock Split, even if approved, and to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of our stockholders. No further action by the stockholders will be required for the board of directors to either implement or abandon the Reverse Stock Split. For the avoidance of doubt, except as otherwise specified herein, all share and dollar amounts set forth in this proxy statement are on a pre-Reverse Stock Split basis.
If the board of directors does not effect the Reverse Stock Split during 2023, any authority granted to the board of directors by our stockholders pursuant to this Proposal 1 will terminate.
Reasons for the Reverse Stock Split
Our Common Stock is publicly traded and listed on The Nasdaq Capital Market under the symbol “XELA”.
On October 12, 2022, we received a letter from the Listing Qualifications Staff (the “Staff”) of Nasdaq notifying us that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”), as the minimum bid price for our listed securities was less than $1 for the previous 30 consecutive business days. Our Common Stock is listed on The Nasdaq Capital Market, which imposes, among other requirements, a minimum bid requirement
On January 5, 2023, we received notice from the Staff that as of January 4, 2023, our securities had a closing bid price of $0.10 or less for eleven consecutive trading days triggering application of Nasdaq Listing Rule 5810(c)(3)(A)(iii) which states in part: if during any compliance period specified in Rule 5810(c)(3)(A) a Company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department shall issue a Staff Delisting Determination under Rule 5810 with respect to that security. As a result, we are at risk of being delisted from Nasdaq and have submitted a timely appeal to a Hearings Panel.
On March 2, 2023, we met with the Nasdaq Hearings Panel (the “Panel”) and requested an exception through May 19, 2023, to evidence compliance with the minimum bid price and demonstrate compliance with all applicable requirements for continued listing on The Nasdaq Capital Market.
On March 14, 2023, we received a decision from the Panel granting our requested exception to the Rule until May 19, 2023, by which point we must demonstrate compliance with the Rule. The exception granted by the Panel is expected to maintain the trading of our securities on Nasdaq until at least May 19, 2023, though there can be no assurances that we will remain listed on Nasdaq through such date.

The board of directors has authorized the resolution to seek stockholder approval to effect the Reverse Stock Split because we believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors and to satisfy The Nasdaq Capital Market’s continued listing requirements. It is our understanding that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the Reverse Stock Split negatively because it reduces the number of shares of Common Stock available in the public market.
Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions, long-term outlook, corporate strategy and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split, that the market price of our Common Stock will not decrease in the future, or that our Common Stock will achieve a high enough price per share to permit its continued listing by Nasdaq.
Certain Risks Associated with the Reverse Stock Split
In evaluating the proposed Reverse Stock Split, the board of directors also took into consideration certain risks associated with reverse stock splits generally, including the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels, and the risks described below.
There can be no assurance that the total market capitalization of our Common Stock (the aggregate value of our Common Stock at the then market price) after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our Common Stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split.
There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. For example, based on the closing price of our Common Stock on March 8, 2023, of $0.07 per share, if the board of directors were to implement the Reverse Stock Split and utilize a ratio of 1-for-150, we cannot assure you that the post-split market price of our Common Stock would be $10.50 (that is, $0.07 multiplied by 150) per share or greater. The market price of our Common Stock may fluctuate and potentially decline after the Reverse Stock Split.
Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split when and if approved and effected may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.
If the Reverse Stock Split is approved and effected, the resulting per-share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.
While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.
A decline in the market price of our Common Stock after the Reverse Stock Split is approved and effected may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split.
If the Reverse Stock Split is approved and effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split.
The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.
The effect of the Reverse Stock Split could make it harder to comply with certain Nasdaq listing requirements.
Following the effectiveness of any Reverse Stock Split approved by the stockholders, current stockholders will hold fewer shares of Common Stock, with such number of shares dependent on the specific ratio for the Reverse Stock Split. For example, if a 1-for-150 Reverse Stock Split is implemented, a “round-lot” stockholder owning an aggregate of 300 shares of Common Stock prior to the Reverse Stock Split would hold 2 shares of Common Stock following the Reverse Stock Split. This could ultimately lead to fewer round lot holders and jeopardize Exela’s ability to comply with Nasdaq’s listing requirements regarding round lot holders.
We are not currently in compliance with Nasdaq’s continued listing requirements. If we are unable to comply with Nasdaq’s continued listing requirements, our common stock could be delisted, which could affect the price of our Common Stock and liquidity and reduce our ability to raise capital.
Nasdaq has made a determination that we not currently in compliance with continued listing requirements and that our common stock is to be delisted. While we have filed a timely appeal to the Hearings Panel and requested an exception through May 19, 2023, which has been granted, we can provide no assurance that any such action taken by us would be successful, or would allow us to stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future noncompliance with Nasdaq’s listing requirements. Such a delisting or even notification of failure to comply with such requirements would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. Furthermore, if our Common Stock were delisted it could adversely affect our ability to obtain financing for the continuation of our operations and our ability to attract and retain employees by means of equity compensation and/or result in the loss of confidence by investors.
Because the number of authorized shares of our Common Stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action.
Because the number of authorized shares of our Common Stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. Without taking into account the impact of the proposed reverse stock split, we already have a substantial number of authorized but unissued shares of stock, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of our Common Stock. With respect to authorized but unissued and unreserved shares, we could also use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. Other than the foregoing, there are no existing plans, arrangements or understandings relating to the issuance of any of the authorized, but unissued and unreserved shares, whether available as a result of the proposed reverse stock split or otherwise.
Effecting the Reverse Stock Split; Board Discretion to Implement Reverse Stock Split
If adopted by stockholders at the Special Meeting and the board of directors decides that it is in the best interests of Exela and our stockholders to file the proposed amendment to the COI to effect the Reverse

Stock Split, the board of directors will establish an appropriate ratio for the Reverse Stock Split based on several factors existing at such time, Exela will publicly announce the ratio selected by the board of directors and we will subsequently file an amendment to the COI, in the form of the proposed amendment to COI attached in Annex A. The board of directors will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Stock Split on the trading price of our Common Stock and on our compliance with applicable Nasdaq listing requirements, and the marketability and liquidity of our Common Stock. The board of directors will also determine the appropriate timing for filing the amendment to our COI with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. If, for any reason, the board of directors deems it advisable, the board of directors in its sole discretion, may abandon the Reverse Stock Split at any time prior to the effectiveness of the amendment to our COI, without further action by our stockholders. Assuming the board of directors determines that it is in the best interests of Exela and our stockholders to proceed with the Reverse Stock Split, the Reverse Stock Split will be effective as of the date and time set forth in the amendment to our COI that is filed with the Secretary of State of the State of Delaware (the “Effective Time”).
At the Effective Time, without any further action on the part of Exela or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time will be reclassified and combined into a lesser number of shares of Common Stock based on the ratio selected by the board of directors and publicly announced by the Company. For example, if the board of directors approves a ratio of 1-for-150, a stockholder who holds 1,500 shares of Common Stock as of the Effective Time will hold 10 shares of Common Stock following the Reverse Stock Split.
Effect on Outstanding Shares, Options, and Certain Other Securities
If the Reverse Stock Split is adopted and effected, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged, except for any de minimis change resulting from the treatment of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split. The number of shares of Common Stock that may be received upon conversion, exercise or exchange, as the case may be, of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be adjusted in accordance with their terms, as of the Effective Time.
Effect on Registration and Stock Trading
Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. If the Reverse Stock Split is approved and effected, our Common Stock will receive a new CUSIP number.
Mechanics of Reverse Split
If this Proposal 1 is approved by the stockholders at the Special Meeting and the board of directors decides that it is in the best interests of Exela and our stockholders to effect the Reverse Stock Split, our stockholders will be notified of the ratio for the Reverse Stock Split selected by the board of directors and that the Reverse Stock Split has been approved and effected. The mechanics of the Reverse Stock Split will differ depending upon whether a stockholder holds its shares of Common Stock in brokerage accounts or “street name” or whether the shares are registered directly in a stockholder’s name and held in book-entry form.
•
Our stockholders who hold shares of Common Stock in “street name” through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures for processing the reverse stock split and stockholders holding shares in “street name” are encouraged to contact their nominees.

•
Our registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders holding registered shares of our Common Stock in book-entry form need not take any action to receive post-Reverse Stock Split shares as a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares held.

Treatment of Fractional Shares
Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible, based on the Reverse Stock Split ratio approved by our board of directors, will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, in an amount per share equal to the product obtained by multiplying (a) the closing price per share of our Common Stock on the effective date for the Reverse Stock Split as reported on the Nasdaq Stock Market, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder, without interest. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.
Effect on Authorized but Unissued Shares of Capital Stock
Currently, we are authorized to issue up to a total of 1,600,000,000 shares of Common Stock, of which 1,159,583,529 shares were issued and outstanding as of the Record Date and 20,000,000 shares of Preferred Stock, of which 6,808,011 shares were issued and outstanding as of the Record Date (consisting of 2,778,111 Series A Perpetual Convertible Preferred Stock, 3,029,900 6.00% Series B Cumulative Convertible Perpetual Preferred Stock and Tandem Preferred Stock and 1,000,000 Special Voting Stock). The Reverse Stock Split, if approved and effected, will not have any effect on the authorized number of shares of our Common Stock or Preferred Stock.
Accounting Consequences
The Reverse Stock Split will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share. As a result, as of the Effective Time, the total of the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, the board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act, and the implementation of the proposed Reverse Stock Split will not cause the Company to go private.
No Dissenters’ Rights
Under the General Corporation Law of the State of Delaware (the “DGCL”), stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to our COI to effect the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.
Reservation of Right to Abandon the Amendment to our COI
The board of directors reserves the right to abandon the proposed amendment to our COI described in this Proposal 1 without further action by our stockholders at any time before the Effective Time, even if stockholders approve this Proposal 1 at the Special Meeting. By voting in favor of the adoption of the Reverse

Stock Split, stockholders are also expressly authorizing the board of directors to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of our Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
This discussion is limited to U.S. Holders who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, brokers, dealers or traders in securities, commodities or currencies, stockholders who hold our Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, U.S. Holders that have a functional currency other than the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.
Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.
The proposed Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes.

A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor. The U.S. Holder’s holding period in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split.
Payments of cash made in lieu of a fractional share of our Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our Common Stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.
Consequences if the Reverse Split is Not Approved
In the event that the Reverse Stock Split is not approved, there is a significant likelihood that we will be delisted from the Nasdaq Capital Market. If we are unable to achieve an increase in our stock price and our Common Stock is subsequently delisted, it could significantly and negatively affect our ability to obtain debt or equity financing in order to support Company operations.
Required Vote of Stockholders
The vote required to approve Proposal 1 is the affirmative vote of holders of a majority in voting power of the outstanding shares of Common Stock, Tandem Preferred Stock, and Special Voting Stock entitled to vote thereon, voting together as a single class. The holders of Common Stock have the right to cast one (1) vote per share of Common Stock on this proposal. The holders of Tandem Preferred Stock have the right to cast one (1) vote per share of Tandem Preferred Stock on this proposal. The holder of the Special Voting Stock has the right to cast 75,000 votes per share of Special Voting Stock on this proposal. The holder of the Special Voting Stock, GP-HGM LLC, has entered into a voting agreement, providing that it will vote all shares of Special Voting Stock on Proposal 1 (the Reverse Stock Split Proposal) in the same proportion as the votes cast on Proposal 1 (the Reverse Stock Split Proposal) by the holders of Common Stock and Tandem Preferred Stock (excluding abstentions). By way of example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock, voting together as a single class, attend the meeting and, of that 40%, holders of 80% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of Proposal 1, and holders of 20% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote against Proposal 1, then the holder of the Special Voting Stock vote will cause 80% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Proposal 1 and 20% of the voting power of the Special Voting Stock to be voted against Proposal 1. The Special Voting Stock and the related voting agreement mean that the

Reverse Stock Split Proposal could be approved if a majority in voting power of the shares of Common Stock and Tandem Preferred Stock, voting together as a single class, voting at the Annual Meeting vote in favor of the Reverse Stock Split Proposal, even if less than a majority in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock, voting together as a single class, vote in favor of the Reverse Stock Split Proposal. Because the affirmative vote of holders of a majority in voting power of the outstanding shares of Common Stock, Tandem Preferred Stock, and Special Voting Stock entitled to vote thereon, voting together as a single class, is required for this proposal, abstentions will have the same effect as votes against this proposal. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 1 TO ADOPT THE AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT AT A RATIO OF NOT LESS THAN 1-FOR-100 AND NOT GREATER THAN 1-FOR-200, WITH THE EXACT RATIO, IF APPROVED AND EFFECTED AT ALL, TO BE SET WITHIN THAT RANGE AT THE DISCRETION OF THE BOARD OF DIRECTORS AND PUBLICLY ANNOUNCED BY THE COMPANY ON OR BEFORE THE EFFECTIVENESS OF THE REVERSE STOCK SPLIT, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

PROPOSAL 2 — APPROVAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY,
TO SOLICIT ADDITIONAL PROXIES
Overview
The Adjournment Proposal, if adopted, will instruct the presiding officer of the Special Meeting to adjourn the Special Meeting, on one or more occasions, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Exela’s stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split (Proposal 1).
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by Exela’s stockholders, the presiding officer of the Special Meeting has the power under the Bylaws of Exela to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split (Proposal 1). The effect of the Adjournment Proposal is to require the presiding officer to undertake this action, rather than to leave it to his or her discretion.
Required Vote of Stockholders
The vote required to approve Proposal 2 is the affirmative vote at the Special Meeting of the holders of a majority in voting power of the shares of our Common Stock and Tandem Preferred Stock represented in person or by proxy and entitled to vote thereat. Abstentions will have the effect of votes against the proposal.
The board of directors unanimously recommends that the stockholders vote “FOR” Proposal 2 to approve the Adjournment Proposal, without further approval or authorization of our stockholders.

OWNERSHIP OF EQUITY SECURITIES
Principal Holders of Common Stock
Based upon public filings and other information available to the Company, as of March 8, 2023, the Company is not aware of any person who may be deemed to be a beneficial owner of 5% or more of the outstanding shares of Common Stock because they possessed or shared voting or investment power with respect to the shares of Common Stock.
Common Stock Ownership by Directors and Executive Officers
The following table presents the number of shares of Common Stock beneficially owned by the directors, the nominees for director, the named executive officers and all directors, nominees for director and named executive officers as a group as of March 8, 2023. Individuals have sole voting and dispositive power over the stock unless otherwise indicated in the footnotes.
	Common as Converted	Common %(1)
Par S. Chadha(2)	676,721	*
Sharon Chadha(3)	676,721	*
James G. Reynolds(4)	60,781	*
Martin P. Akins(5)	5,814	*
Marc A. Beilinson(6)	5,038	*
J. Coley Clark(7)	3,998	*
William L. Transier(8)	8,233	*
Ronald C. Cogburn(9)	8,961	*
Shrikant Sortur(10)	6,632	*
All directors, named executive officers and other executive officers as a group (13 persons)	809,700	*

*
Represents holdings of less than one percent.

(1)
Percent of class refers to percentage of class beneficially owned as the term “beneficial ownership” is defined in Rule 13d-3 under the Securities Exchange Act of 1934 and is based upon the 1,159,583,529 shares of Common Stock outstanding as of the Record Date. Shares of our Common Stock issuable upon exercise of options, warrants, vesting of restricted stock units or other rights or the conversion of other convertible securities beneficially owned that are exercisable or convertible within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities and rights and all executive officers and directors as a group. For purposes of this table, Series A Perpetual Convertible Preferred Stock (“Series A Preferred Stock”) converting at a rate of 0.0267849 per share and 6.00% Series B Preferred Stock converting at a rate of 1.0265033 per share as of the Record Date and held by the applicable holder are reported on an as converted to Common Stock basis.

(2)
Mr. Chadha individually owns 70,921 shares. Mr. Chadha is a member of HGM (as defined below) or its affiliates and may be deemed to beneficially own the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock beneficially owned by HandsOn Global Management, LLC and its affiliates, including Adesi 234 LLC, HandsOn 3, LLC, HOF 2 LLC, and HOVS LLC (collectively, “HGM”) under Rule 13d-3. By virtue of his control of HGM, Mr. Chadha, may be deemed to beneficially own, and the table above reflects, shares of Common Stock attributable to HGM, in addition to 37,844 shares of Common Stock issuable upon conversion of 1,412,897 shares of the Series A Preferred Stock and 535,262 shares of the Series B Preferred Stock held by HGM. In addition, Mr. Chadha may also be deemed to beneficially own the shares beneficially owned by Mrs. Chadha, which shares are also included in his total in the table above.

(3)
Mrs. Chadha individually owns 1,515 shares of Common Stock and is eligible to receive 1,515 shares upon vesting RSUs at the next annual meeting. Her shares may be deemed to be included in the numbers of shares attributed to Mr. Chadha due to their marriage (and have been included in his total above), and due to their marriage, Mrs. Chadha may be deemed to beneficially own the shares controlled by him, thus she reports the same number of shares as Mr. Chadha without duplication in the total.

(4)
Shares reported include shares issuable upon conversion of 114,770 shares of Series A Preferred Stock and 37,500 shares of Series B Preferred Stock. Except for any shares of common stock owned individually by Mr. Reynolds and vested options to purchase 2,590 shares of common stock, shares are held by SoNino LLC, which Mr. Reynolds controls.

(5)
Shares reported include shares issuable upon conversion of 1,270 shares of Series B Preferred Stock. Mr. Akins owns certain shares of Common Stock jointly with his spouse, which he is deemed to beneficially own.

(6)
Shares reported include shares issuable upon conversion of 1,425 shares of Series B Preferred Stock.

(7)
Shares reported include shares issuable upon conversion of 1,131 shares of Series B Preferred Stock.

(8)
Shares reported include shares issuable upon conversion of 2,000 shares of Series B Preferred Stock. Shares reported were purchased through T2 Interests, Ltd., a limited partnership of which Mr. Transier and his spouse are the sole limited partners and of which T2 GP, Inc., an entity wholly owned by them, is the sole general partner.

(9)
Shares reported include vested options to purchase 2,590 shares of common stock and shares issuable upon conversion of 10,494 shares of Series A Preferred Stock and 3,847 shares of Series B Preferred Stock.

(10)
Shares reported include vested options to purchase 1,792 shares of common stock and shares issuable upon conversion of 393 shares of Series A Preferred Stock and 1,366 shares of Series B Preferred Stock.

Series A Preferred Stock
The following table presents the number of shares of Series A Preferred Stock beneficially owned by the directors, the named executive officers and all directors, named executive officers as a group as of March 8, 2023. Individuals have sole voting and dispositive power over the stock unless otherwise indicated in the footnotes.
	Series A	Series A %(1)
Par S. Chadha(2)	1,412,897	50.9%
Sharon Chadha(2)	1,412,897	50.9%
James G. Reynolds(3)	114,770	4.1%
Martin P. Akins	—	—
Marc A. Beilinson	—	—
J. Coley Clark	—	—
William L. Transier(4)	—	—
Ronald C. Cogburn	10,494	*
Shrikant Sortur	393	*
All directors, named executive officers and other executive officers as a group (13 persons)	1,559,795	56.1%

*
Represents holdings of less than one percent.

(1)
Percent of class refers to percentage of class beneficially owned as the term “beneficial ownership” is defined in Rule 13d-3 under the Exchange Act and is based upon the 2,778,111 shares of Series A Preferred Stock outstanding as of the Record Date.

(2)
Includes 1,412,897 shares owned by HGM.

(3)
Shares are held by SoNino LLC, which Mr. Reynolds controls.

Series B Preferred Stock and Tandem Preferred Stock
The following table presents the number of shares of Series B Preferred Stock and Tandem Preferred Stock beneficially owned by the directors, the named executive officers and all directors, named executive officers as a group as of March 8, 2023. Individuals have sole voting and dispositive power over the stock unless otherwise indicated in the footnotes.
	Series B	Series B %(1)
Par S. Chadha(2)	550,340	18.2%
Sharon Chadha(2)	550,340	18.2%
James G. Reynolds(3)	37,500	1.2%
Martin P. Akins	1,270	*
Marc A. Beilinson	1,425	*
J. Coley Clark	1,131	*
William L. Transier(4)	2,000	*
Ronald C. Cogburn	3,847	*
Shrikant Sortur	1,366	*
All directors, named executive officers and other executive officers as a group (13 persons)	613,198	20.2%

*
Represents holdings of less than one percent.

(1)
Percent of class refers to percentage of class beneficially owned as the term “beneficial ownership” is defined in Rule 13d-3 under the Exchange Act and is based upon the 3,029,900 shares of Series B Preferred Stock outstanding as of the Record Date.

(2)
Includes 535,262 shares owned by HGM.

(3)
Shares are held by SoNino LLC, which Mr. Reynolds controls.

(4)
Shares reported were purchased through T2 Interests, Ltd., a limited partnership of which Mr. Transier and his spouse are the sole limited partners and of which T2 GP, Inc., an entity wholly owned by them, is the sole general partner.

OWNERSHIP OF SPECIAL VOTING STOCK
As of the Record Date, all of the Special Voting Stock was held by GP-HGM LLC, an affiliate of HGM and an entity controlled by Mr. Chadha. The terms of the Special Voting Stock are set forth in a Certificate of Designation filed with the Secretary of State of the State of Delaware. The Special Voting Stock has an aggregate liquidation preference equal to its par value and is not entitled to vote on any matters other than Proposal 1 (the Reverse Stock Split Proposal) and as required by Delaware law. All of the outstanding shares of Special Voting Stock will be redeemed for their par value following the Special Meeting.
The holder of the Special Voting Stock, GP-HGM LLC, has entered into a voting agreement, providing that it will vote all shares of Special Voting Stock on Proposal 1 (the Reverse Stock Split Proposal) in the same proportion as the votes cast by holders of Common Stock and Tandem Preferred Stock on Proposal 1 (excluding abstentions and, if applicable, broker non-votes). By way of example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock attend the meeting and, of that 40%, holders of 80% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of Proposal 1, and holders of 20% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote against Proposal 1, then the holder of the Special Voting Stock will cause 80% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Proposal 1 and 20% of the voting power of the outstanding shares of Special Voting Stock to be voted against Proposal 1.

OTHER MATTERS
Solicitation of Proxies
Exela pays all of the costs of soliciting proxies. The Company has engaged Morrow Sodali LLC, Inc., to assist in the solicitation of proxies for the Special Meeting. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Exela will pay Morrow Sodali LLC, a fee of $20,000.00. Exela will also reimburse Morrow Sodali LLC, for reasonable out-of-pocket costs and other agreed-upon expenses and will indemnify Morrow Sodali LLC, and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our shares for their reasonable expenses in forwarding the Notice, paper copies of our proxy materials as requested by beneficial owners, and other soliciting materials to the beneficial owners.
Stockholder Proposals for 2023 Annual Meeting
Any stockholder who intends to present a proposal for inclusion in our proxy materials for our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must deliver the proposal to the Corporate Secretary of Exela at our principal executive offices, located at 2701 E. Grauwyler Rd., Irving, Texas 75061, not less than one hundred and twenty (120) days prior to the date of the Company’s proxy statement for the previous year’s annual meeting. However, if the date of next year’s Annual Meeting is changed by more than thirty (30) days from the date of this year’s meeting, then the deadline is a reasonable time before Exela begins to print and send its proxy materials.
Any stockholder who intends to nominate a candidate for director election at the 2023 Annual Meeting of Stockholders or who intends to submit a proposal pursuant to our Bylaws without including such proposal in our proxy materials pursuant to Rule 14a-8 must deliver timely notice of the nomination or the proposal to the Corporate Secretary of the Company at our principal executive offices, located at 2701 E. Grauwyler Rd., Irving, Texas 75061, in the form provided in, and by the date required by, our Bylaws. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary not more than ninety (90) days and not less than sixty (60) days prior to our 2023 Annual Meeting; provided, however, that in the event that the date of annual meeting is more than thirty (30) days before or more than sixty (60) days after the one-year anniversary of the date of the preceding year’s annual meeting, notice by a stockholder, to be timely, must be delivered to or mailed and received by the Secretary no later than the ninetieth (90th) day prior to such annual meeting or, if later, the close of business on the tenth (10th) following the day on which the public announcement of the date of the annual meeting was first made. The written notice must include certain information and satisfy the requirements set forth in our Bylaws, a copy of which will be sent to any stockholder upon written request to the Corporate Secretary of the Company.
Communications with the Board
Stockholders and other interested parties wishing to communicate with the Board of Directors, the non-management directors or with an individual Board member concerning Exela may do so by writing to the Board, to the non-management directors or to the particular Board member and mailing the correspondence to Exela Technologies, Inc., 2701 E. Grauwyler Rd., Irving, Texas 75061, Attention: Secretary. If from a stockholder, the envelope should indicate that it contains a stockholder communication. All such communication will be forwarded to the director or directors to whom the communications are addressed.
Householding
Under SEC rules, a single set of proxy statements and annual reports may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. At the present time, we do not “household” for any of our stockholders of record. If a stockholder holds shares in street name, however, such beneficial holder’s bank, broker or other nominee may be delivering only one copy of our Proxy Statement and Annual Report on Form 10-K to multiple stockholders of the same household who share the same address, and may continue to do so, unless such stockholder’s bank, broker or other nominee has received contrary instructions from one or more of the affected stockholders in the household. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our Annual Report on Form 10-K to a stockholder at a shared address to which a single copy of the documents was delivered. A beneficial holder who wishes to receive a separate copy of our Proxy Statement and Annual Report on Form 10-K, now or in the future, should submit this request by writing to Exela Technologies, Inc., 2701 E. Grauwyler Rd., Irving, Texas, Attention: Investor Relations Department, or by calling our Investor Relations Department at (844) 935-2832. Beneficial holders sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their bank, broker or other nominee directly to request that only a single copy of each document be mailed to all stockholders at the shared address in the future. Stockholders of record receiving multiple copies of our Proxy Statement and Annual Report on Form 10-K may request householding by contacting our Investor Relations Department either in writing or by telephone at the above address or phone number.

ANNEX A
THIRD CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EXELA TECHNOLOGIES, INC.
Exela Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
1.
The name of the Corporation is Exela Technologies, Inc. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 15, 2014, under the name Quinpario Acquisition Corp. 2.

2.
This Third Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation was duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Company’s Second Amended and Restated Certificate of Incorporation.

3.
The amendment to the existing Second Amended and Restated Certificate of Incorporation being effected hereby is as follows:

a.
Add the following paragraph at the end of Article FOURTH as a new paragraph E.:

“E. 2023 Reverse Stock Split. Upon this Amendment to the Second Amended and Restated Certificate becoming effective pursuant to the GCL (the “2023 Effective Time”), each one hundred (100) to two hundred (200) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, the exact ratio within the foregoing range to be determined by the Board and publicly announced by the Corporation prior to the Effective Time, without any further action by the Corporation or the holder thereof (the “2023 Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder and, where shares are held in certificated form, the surrender of the applicable certificate, in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market as of the date of the Effective Time (after giving effect to the 2023 Reverse Stock Split) by (b) the fraction of one share owned by the stockholder.”
4.
This Third Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation shall be effective immediately upon filing with the Delaware Secretary of State.

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A-1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0000600152_1 R1.0.0.6 EXELA TECHNOLOGIES, INC. 2701 E. GRAUWYLER ROAD IRVING, TEXAS 75061 VOTE BY INTERNET — www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/03/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/XELA2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/03/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1. Proposal to adopt an amendment to Exela’s certificate of incorporation to effect a reverse split of Exela’s outstanding common stock at a ratio in the range of 1-for-100 to 1-for-200, to be determined at the discretion of Exela’s Board of Directors and publicly announced during 2023, whereby each outstanding 100 to 200 shares would be combined, converted and changed into 1 share of Exela’s common stock. 2. Proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve Proposal 1. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000600152_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is/are available at www.proxyvote.com EXELA TECHNOLOGIES, INC. Special Meeting of Stockholders May 4, 2023 9:00 AM, CT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Vincent Kondaveeti and Erik Mengwall, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and upon such other business as may properly come before the meeting, all of the shares of Common Stock of Exela Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, CT, on May 4, 2023, virtually via the Internet by visiting www.virtualshareholdermeeting.com/XELA2023SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side